UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2008 (May 19, 2008)

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33461	26-1103816
(Commission File Number)	(IRS Employer Identification No.)

15030 Avenue of Science

San Diego, California  92128

(Address of principal executive offices, including Zip Code)

(858) 724-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01               OTHER EVENTS.

Two executive officers of Solera Holdings, Inc. (the “Company”), who are named below, have each entered into a written sales plan for trading shares of the Company’s common stock in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.  Under Rule 10b5-1, directors, officers and other employees may adopt, when they are not in possession of material non-public information, a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times.  Using Rule 10b5-1 sales plans, individuals can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact, and avoid concerns about transactions occurring at a time when they might possess material non-public information.

Tony Aquila, the Company’s Chairman of the Board, President and Chief Executive Officer, and certain family trusts (collectively, the “Sellers”) each entered into a sales plan with J.P. Morgan Securities Inc. (“JPMSI”) on May 14, 2008, pursuant to which JPMSI will undertake to sell up to 342,500 shares of common stock of the Company currently owned by the Sellers at specified intervals during the approximate one year period beginning on June 15, 2008.

Jack Pearlstein, the Company’s Chief Financial Officer, entered into a sales plan with JPMSI on May 14, 2008, pursuant to which JPMSI will undertake to sell up to 180,000 shares of common stock of the Company currently owned by Mr. Pearlstein at specified intervals during the approximate one year period beginning on June 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2008	SOLERA HOLDINGS, INC.

	By:	/s/ Jack Pearlstein
	Name:	Jack Pearlstein
	Title:	Chief Financial Officer